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                              ARTHUR ANDERSEN LLP



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our firm name included in the Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of the SEI Daily Income Trust (File No. 2-77048), and to all references to our firm included in this Registration Statement.


                                            /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
   April 1, 1999